Exhibit 10.02 REDACTED VERSION May 8, 2026 Brinda Bhattacharjee Dear Brinda, On behalf of the Federal Home Loan Bank of New York (FHLBNY), we are pleased to extend to you an offer of employment for the posi on of SVP, Chief Financial Officer repor ng to CEO Randolph Snook. The terms of your employment with the Bank will be as follows:  A star ng annual salary of $600,000.  You are eligible for annual incen ve compensa on pursuant to FHLBNY's Incen ve Compensa on Plan (ICP) with a Target Award of 50% of Base Salary, based on the performance of the Bank rela ve to its annual ICP Bankwide goals. As a Management Commi ee Member, your incentive compensation opportunity is as follows: 30% (Threshold), 50% (Target), and 75% (Maximum). The 2026 Bonus will be paid in accordance with the policy and plan provisions, expected to be in March of 2027, and will be prorated based on your start date. As a Management Commi ee member, your annual award will be subject to the 50% Deferred ICP Provision.  You are eligible to par cipate in all benefit, re rement, deferred, nonqualified, incen ve compensa on, severance, change in control and all other programs or plans made available to similarly situated Management Commi ee members and/or Named Execu ve Officers, subject to the terms of the applicable plans, which plans are incorporated herein by reference.  You will be covered by comprehensive liability insurance policies such as directors and officers, errors and omissions, fiduciary, crime and other such employment liability policies as they relate to your protec on and indemnifica on of all Company ma ers. These policies shall be maintained in good standing by the Bank as they relate to your employment and reasonably a erwards as applicable.  You will be eligible to receive 15 Vaca on days and 3 Personal days annually, as well as the paid sick leave as required by the State of NY. For the remainder of 2026, you will receive 10 Vaca on Days and 3 Personal Days, as well as paid sick leave as required by the State of NY.

 In recognition of unvested equity you will forfeit upon joining FHLBNY, you will receive a sign on payment of $417,525 that will vest and be paid in accordance with the following schedule: The first payment will be as soon as practicable after you join the Bank; and the three (3) subsequent payments will be paid on or about March 15,, 2027, March 15, 2028, and March 15, 2029, subject to your continued employment with the Bank at the time of each payment.  Please note that this is a salaried, exempt position. This offer is contingent upon the Bank receiving a non-objection from the Federal Housing Finance Agency (FHFA), which is expected relatively quickly. Your expected start is June 1, 2026, at 8:30 am. On this day, please report to the Bank located at 101 Park Avenue, New York, New York 10017. The Bank is required by Federal law to verify the identity and work authorization of all new employees. Accordingly, your employment will be contingent upon verification of identity and eligibility to be employed in the United States. Further, please note that your employment will also be contingent upon the successful completion of employment background screening. Your start date will be delayed if there are issues with regard to completion of the employment background screening. A comprehensive benefits program is provided to Bank employees in accordance with Bank policy and the terms of the group insurance plans. Upon acceptance of this offer, you will receive a link through the Bank’s HR system, Workday, which will require you to complete several documents and provide you with information regarding the Bank’s benefits, policies and procedures. Please review this information and complete all required documents as indicated in the Workday system prior to your start date. Government identification will need to be physically brought in on your start date for verification. We look forward to having you join our team. If you have any questions, please contact Rasheedah Jones at 212-441-8359. Sincerely, /s/ Peter Capizzi Peter Capizzi HR Director Signature and Date of Acceptance: /s/ Brinda Bhattacharjee – May 10th, 2026